SCHEDULE OF PARTIES RECEIVING INDEMNIFICATION AGREEMENTS

Erline Belton
W. Matthew Carpenter
Larry A. Cates
D. Patrick Curran
R.J. Dourney
Karen B. Eadon
Edward J. Gleich
Abe J. Gustin, Jr.
Eric L. Hansen
Mark S. Hansen
Jack P. Helms
Lloyd L. Hill
James W. Kirkpatrick
John F. Koch
Steven K. Lumpkin
Mark A. Peterson
Burton M. Sack
George D. Shadid
Robert T. Steinkamp
Julia A. Stewart
Harry B. Stroup
Carin L. Stutz
Douglas D. Waltman
John A. Weber